Exhibit 23.2

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated March 25, 2004 relating to the financial statements and financial statement schedule, which appears in ProxyMed, Inc’s Annual Report on Form 10-K for the year ended December 31, 2003. We also consent to the references to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Ft. Lauderdale, Florida,
June 18, 2004